                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant      |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement           |_|   Confidential, for Use of the
                                                 Commission Only (as permitted
|X|  Definitive Proxy Statement                  by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              CENTER BANCORP, INC.
                              --------------------
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|        No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           (1)   Title of each class of securities to which transaction applies:

           (2)   Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)   Proposed maximum aggregate value of transaction:

           (5)   Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)      Amount Previously Paid:

           (2)      Form, Schedule or Registration Statement No.:

           (3)      Filing Party:

           (4)      Date Filed:

                              CENTER BANCORP, INC.

                             Corporate Headquarters
                               2455 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 688-9500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 16, 2002

To Our Shareholders:

         The Annual Meeting of Shareholders of Center Bancorp, Inc. (the "Corporation") will be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey on April 16, 2002, at 10:00 a.m., for the following purposes:

         1. To elect four Class 3 directors, whose three year terms will expire in 2005.

         2. To approve and adopt an amendment to the Corporation's Certificate of Incorporation, which authorizes the issuance of up to 5,000,000 shares of preferred stock in one or more series, the attributes of which may be determined without further approval of the Corporation's stockholders.

         3. To transact such other business as may properly come before the Annual Meeting.

         Only shareholders of record of the Corporation at the close of business on February 28, 2002 shall be entitled to notice of and to vote at the Annual Meeting. Each share of the Corporation's Common Stock is entitled to one vote.

         Please complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope at your earliest convenience.

         You are cordially invited to attend the Meeting.

                                         By Order of the Board of Directors


                                         John J. Davis
                                         President and
                                         Chief Executive Officer

Dated:  March 15, 2002

                              CENTER BANCORP, INC.
                   2455 Morris Avenue, Union, New Jersey 07083

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Center Bancorp, Inc. (the "Corporation") of proxies to be used at the annual meeting of the shareholders of the Corporation to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey at 10:00 a.m. on April 16, 2002, and any adjournments thereof (the "Annual Meeting"). Copies of this Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 15, 2002.

         Only shareholders of record at the close of business on February 28, 2002 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. On the Record Date, there were 3,972,710 shares of common stock, no par value (the "Common Stock"), outstanding.

         Based on a Schedule 13G filing made on February 12, 2002 by The Trust Company of New Jersey, 35 Journal Square, Jersey City, New Jersey 07302 (the "Trust Company"), the Corporation believes that the Trust Company beneficially owns 377,384 shares of Common Stock (9.50% of the shares outstanding as of the Record Date). The Corporation is not aware of any other person or entity that owned of record or beneficially more than five percent of the outstanding Common Stock as of the Record Date. [In its Schedule 13G filing, the Trust Company stated, among other things, that it acquired such shares "in the ordinary course of business" and that such shares were "not acquired for the purpose of...changing or influencing the control" of the Corporation.

         Any shareholder who executes the proxy referred to in this Proxy Statement may revoke such proxy at any time before it is exercised, but revocation is not effective unless a later dated signed proxy is submitted to the Corporation prior to the Annual Meeting, written notice of revocation is filed with the Secretary of the Corporation either prior to the Annual Meeting or while the Annual Meeting is in progress but prior to the voting of such proxy or the shares subject to such proxy are voted by written ballot at the Annual Meeting.

         All proxies properly executed and not revoked will be voted as specified. If a proxy is signed but no specification is given, the proxy will be voted in favor of the Board's nominees for election to the Board and for approval and adoption of the proposed amendment to the Corporation's Certificate of Incorporation.

         The cost of soliciting proxies shall be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and employees of the Corporation and/or its subsidiary may solicit proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy soliciting material to the beneficial owners of shares.

         The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the Common Stock represented and entitled to vote at the Annual Meeting. The adoption of the proposed amendment to the Corporation's Certificate of Incorporation and all other matters submitted to shareholders at the Annual Meeting will require the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" will be counted. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

                              Election of Directors

         The By-Laws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors to be eleven. The Corporation's Certificate of Incorporation provides that the Directors shall be divided into three classes, as nearly equal in number as possible, with each class elected on a staggered term basis, normally for a period of three years. Shorter terms are permitted when necessary in order to equalize the size of the classes. At the upcoming Annual Meeting, four directors in Class 3 will be elected for a three year term. The terms of the remaining directors in Class 1 and Class 2 will continue until 2004 and 2003, respectively.

         It is intended that the proxies solicited hereunder will be voted FOR (unless otherwise directed) the election of Robert L. Bischoff, Paul Lomakin, Jr., Herbert Schiller and James J. Kennedy for three year terms. The Corporation does not contemplate that any nominee will be unable to serve as a director for any reason. Each nominee has agreed to serve if elected. However, in the event that one or more of the nominees should be unable to stand for election, discretionary authority is reserved to cast votes for the election of a substitute or substitutes selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person or persons. Each of the nominees is currently a member of the Board of Directors of the Corporation and its subsidiary, Union Center National Bank (the "Bank").

         With the exception of Messrs. Kennedy and Schroeder, each of the members of the Board of Directors of the Corporation (collectively, the "Directors") has served in his or her current occupation for at least the past five years. James J. Kennedy has served in his current position as Managing Partner of KV1 Asset Management, L.L.C. (a hedge fund management company) since 1998. From 1990 through 1997, he served as Trading Manager and Senior Managing Director of Fuji Capital Markets Corporation (an international derivative trading company and a subsidiary of Fuji Bank, Ltd.). Norman F. Schroeder has served in his current position as President and Chief Executive Officer of NFS Associates, Inc. (a construction services company) since 1997. From 1989 to 1997, he served as Vice President and President of NHS Architectural Woodwork Corporation. The Directors, as of February 1, 2002, according to information supplied by them, owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names below. The Directors have served continuously as such since the dates when they first became Directors as set forth herein. The date appearing in parentheses opposite each director's name in the "Director Since" column below represents the year in which such Director became a director of the Bank. Each such Director presently serves as a Director of the Bank.

CLASS 3 - The following table sets forth certain information with respect to each Director in Class 3 (each of whom has been nominated for a three year term).


                                                                        Number of
                                                                        Shares of
                                                                        Common Stock
                                                                        Held
                                                                        Beneficially          Percent of
                                                        Director        Directly and          Outstanding
Name                  Occupation                 Age    Since           Indirectly            Shares
----                  ----------                 ---    --------        -------------         -----------
Robert L. Bischoff    President                  62     1992               25,429(a)              .64
                      Beer Import Co.                   (1992)

Paul Lomakin, Jr.     President                  75     1982               83,783(b)             2.11
                      Winthop Dev.                      (1977)
                      (Builder)

Herbert Schiller      President                  66     1990               30,080(c)              .76
                      Foremost Mfg. Co.                 (1990)
                      (Manufacturer)

James J. Kennedy      Managing Partner           46     2000               3,739                  .09
                      KV-1 Asset                        (2000)
                      Management, LLC



(a)  Direct ------------   24,612
     Indirect ----------      817 (wife)

(b)  Direct ------------   42,194
     Indirect ----------   41,589 (wife)

(c)  Direct ------------   30,080

(d)  Direct ------------    3,739

CLASS - 1 The following table sets forth certain information with respect to each Director in Class 1 (each member of Class 1 has a term that will continue until 2004).


                                                                         Number of
                                                                         Shares of
                                                                         Common Stock
                                                                         Held
                                                                         Beneficially        Percent of
                                                             Director    Directly and        Outstanding
Name                  Occupation                   Age       Since       Indirectly          Shares
----                  ----------                   ---       --------    -------------       -----------
John J. Davis         President and Chief          59         1982            69,016(a)          1.74
                      Executive Officer of the               (1982)
                      Corporation and the Bank

Brenda Curtis         Executive Director,          60        1995             19,430(b)           .49
                      American Cancer Society,              (1995)
                      Union County Unit

Donald G. Kein        Partner, Kein, Pollatschek   64        1982             71,685(c)           1.81
                      & Greenstein (Attorneys)              (1970)

Norman F Schroeder    President & CEO              36        2000             22,856(d)           .58
                      NFS Associates, Inc.                  (2000)



(a)  Direct--------------  68,746 (includes 7,885 shares granted under the
                                  Corporation's 1999 Employee Stock Incentive
                                  Plan (the "Plan")
     Indirect------------     270 (jointly with wife)

(b)  Direct--------------  19,430

(c)  Direct--------------  70,032
     Indirect------------   1,653 (wife and children)

(d)  Direct--------------   8,499
     Indirect------------  14,357 (as trustee)

CLASS - 2 The following table sets forth certain information with respect to the Directors in Class 2 (each member of Class 2 has a term that will continue until 2003).


                                                                        Number of
                                                                        Shares of
                                                                        Common Stock
                                                                        Held
                                                                        Beneficially        Percent of
                                                      Director          Directly and        Outstanding
Name                  Occupation               Age    Since             Indirectly          Shares
----                  ----------               ---    --------          -------------       -----------
Hugo Barth, III       Partner, Haeberle &      59     1982                 47,614(a)             1.20
                      Barth (Funeral                 (1977)
                      Director)

Alexander A. Bol      Owner, Alexander         54     1994                 24,017(b)              .61
                      A. Bol A.I.A.                  (1994)
                      (Architectural Firm);
                      Chairman of the Board
                      of the Corporation and
                      the Bank (2000-Present)

William A. Thompson   Vice President,          44     1994                 22,144(c)              .56
                      Thompson & Co.                 (1994)
                      (Auto Parts Distributor)


(a)  Direct-------------- 31,829
     Indirect------------ 15,785 (wife and jointly with wife)

(b)  Direct-------------- 24,017

(c)  Direct-------------- 20,098
     Indirect------------  2,046 (wife)


         The shares set forth in the table above include the following number of shares subject to options exercisable by April 1, 2002: Mr. Barth, 0 shares; Mr. Bischoff, 11,209 shares; Mr. Bol, 13,359 shares; Ms. Curtis, 16,079 shares; Mr. Davis, 3,663 shares; Mr. Kein, 12,032 shares; Mr. Lomakin, 5,909 shares; Mr. Schiller, 16,409 shares; Mr. Thompson, 13,003 shares.; Mr. Kennedy, 0 shares and Mr. Schroeder, 0 shares.

         Anthony C. Weagley, the Corporation's Chief Financial Officer, beneficially owned 13,216 shares of Common Stock as of February 1, 2002, including 7,584 shares subject to options exercisable by April 1, 2002. Donald Bennetti, a Vice President of the Corporation, beneficially owned 1,941 shares of Common Stock as of February 1, 2002, including 629 shares subject to options exercisable by April 1, 2002. William E. Arnold, a Vice President of the Corporation, beneficially owned 241 shares of Common Stock as of February 1, 2002. Lori A. Wunder, a Vice President of the Corporation, beneficially owned 1,453 shares of Common Stock as of February 1, 2002, including 1,320 shares subject to options exercisable by April 1, 2002. As of February 1, 2002, the total number of shares of Common Stock directly and beneficially owned by all Directors and executive officers of the Corporation (17 persons) amounted to 442,169 shares or 11.15% of the common shares outstanding. In addition, as of February 1, 2002, the total number of shares of Common Stock directly and beneficially owned by officers of the Bank (and not the Corporation) amounted to 6,883 shares or .17% of the common shares outstanding.

         There are no fees paid to any Director of the Corporation for any meeting of the Board of Directors or its committees or committee meetings of the Bank's Board of Directors. All directors of the Bank who are not officers of the Bank receive a $7,000 annual retainer and $900 for each meeting of the Board of Directors of the Bank attended. Pursuant to the Corporation's 1993 Outside Director Stock Option Plan, Hugo Barth, Robet L. Bischoff, Alexander A. Bol, Brenda Curtis, Donald G. Kein, James J. Kennedy, Paul Lomakin, Jr., Herbert Schiller, Norman F. Schroeder and William A. Thompson have received a stock option covering 16,409 shares of Common Stock. These options become exercisable in three installments, commencing one year after the date of grant, at a per share exercise price equal to the fair market value of one share of Common Stock on the date of grant.

         Effective July 1, 1998, the Board of Directors adopted the Union Center National Bank Directors' Retirement Plan (the "Directors' Retirement Plan"). Under the Directors' Retirement Plan, each non-employee director of the Board who completes at least 15 years of service as a member of the Board (including service on the Board prior to July 1, 1998), and who retires from the Board on or after May 1, 2000 and after having attained age 70, will be paid an annual retirement benefit of $8,500, payable monthly, commencing on his or her date of retirement and continuing for 180 payments. In the event that a director dies before receiving his or her entire benefit, the balance of such benefit will continue to be paid to the director's surviving spouse until the earlier of such spouse's death or the payment of all 180 such monthly installments. The Directors' Retirement Plan is unfunded; that is, all benefits due thereunder are payable from the Bank's general assets. The Bank may, however, establish a trust or similar arrangement for the purpose of accumulating the amounts needed to provide such benefits.

         There is no family relationship, by blood, marriage or adoption, between any of the foregoing Directors and any other officer, director or employee of the Corporation or the Bank.

         The Corporation has no standing nominating committee or compensation committee of the Board of Directors. Matters within the jurisdiction of these committees are considered by the entire Board of Directors of the Corporation. The Board's Audit Committee consists of Mr. Bischoff, (Chairman), Ms. Curtis and Messrs. Barth, Bol, Kennedy and Thompson. The Audit Committee has responsibility for monitoring the Corporation's financial reporting systems, reviewing the Corporation's financial statements and supervising the relationship between the Corporation and its independent accountants. During 2001, the Audit Committee met four times and the Board of Directors met 22 times. All directors attended more than 75% of the Board and committee meetings that they were required to attend.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth, for the years ended December 31, 1999, 2000 and 2001, the annual and long-term compensation of the Corporation's Chief Executive Officer and its other executive officers who had annual compensation (salary plus bonus) of $100,000 or more during 2001 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  Long Term
                                                                                 Compensation
                                                        Annual            ---------------------------
                                                    Compensation          Restricted       Securities
Name and                                            ------------            Stock          Underlying         All Other
Principal Position            Year       Salary       Bonus(A)   Other(B)  Awards($)     Options/SARs(#)   Compensation(E)
------------------            ----       ------       --------   --------  ---------     ---------------   --------------
John J. Davis,                2001     $296,657      $83,700      $22,981   92,500(C)           --            $ 8,370
President and Chief           2000      280,906       79,500      $19,877       --              --            $ 7,900
Executive Officer             1999      250,791       63,500       19,735   69,070(D)       13,645              7,050
of the Corporation
and the Bank

Anthony C. Weagley
Vice President and            2001      123,728       23,400       10,770       --              --              1,755
Treasurer of the              2000      116,678       22,050        9,867       --              --              3,307
Corporation and               1999      110,122       20,800        9,396       --           4,026              3,120
Sr. Vice President and
Cashier of the Bank

Donald Bennetti               2001      113,513       15,800       13,227       --              --                 --
Vice President of the         2000      108,113       12,500       11,378       --              --                 --
Corporation and Senior        1999      101,053       17,100        9,291       --           3,677                 --
Vice President of the Bank

William E. Arnold             2001      101,787       19,100       10,224       --              --              2,146
Vice President of the         2000       74,436       18,000        7,464       --              --                 --
Corporation and Senior        1999           --           --           --       --              --                 --
Vice President of the Bank

Lori A. Wunder                2001      101,835       19,000       10,942       --              --                954
Vice President of the         2000       83,588       15,600        9,742       --              --                780
Corporation and               1999       71,116       13,000        8,223       --           2,642                650
Senior Vice
President of the Bank

------------------------------

     (A) Represents amounts payable under the Achievement Incentive Plan (the "AIP").

     (B) For Mr. Davis, represents the cost to the Corporation of supplying an automobile to Mr. Davis ($17,473 in 2001, $14,874 in 2000 and $15,672
         in 1999) and payments made on Mr. Davis' behalf with respect to his personal use of a country club membership. For Mr. Weagley, includes the cost to the Corporation of supplying an automobile to Mr. Weagley ($10,511 in 2001, $9,617 in 2000, and $9,225 in 1999. For Mr. Bennetti,
         includes the cost to the Corporation of supplying an automobile to Mr. Bennetti ($11,932 in 2001, $11,378 in 2000 and $8, 867 in 1999. For Mr.
         Arnold, represents the cost to the Corporation of supplying an automobile to Mr. Arnold ($10,224 in 2001, $7,464 in 2000). For Mrs. Wunder, includes the cost to the Corporation of supplying an automobile to Mrs. Wunder ($10,687 in 2001, $9,743 in 2000 and $8,224 in 1999).

     (C) Represents the number of shares subject to award multiplied by the average of the high bid price and the low asked price on December 7, 2001 (date of grant). On December 31, 2001, all such shares were restricted and had an aggregate market price of $94,875. Mr. Davis' restricted shares vested on January 16, 2002 and were eligible for dividends in the same manner as the Common Stock. In connection with the grant of restricted shares, Mr. Davis received in 2002 a cash award (not reflected above) of $45,000 to defray a portion of the tax expenses incurred by Mr. Davis in connection with the grant of the restricted shares.

     (D) Represents the number of shares subject to award multiplied by the average of the high bid price and the low asked price on June 17, 1999 (date of grant). On December 31, 2001, Mr. Davis' restricted shares had an aggregate market price of $54,435; the shares which have vested had an aggregate market price of $18,145 on December 31, 2001. Mr. Davis' restricted shares will vest over a five year period (from the date of grant) and will be eligible for dividends in the same manner as the Common Stock.

     (E) Represents contributions made to the Corporation's 401(k) plan on behalf the Named Officers, representing 50% of their contributions up to 6% of gross compensation.

Stock Options

         The following table provides data regarding the options exercised by the Named Officers during 2001 (reflecting the number of shares acquired and the difference between the value of the shares on the exercise date and the option exercise price) and the number of shares covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 2001. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of the Named Officers' options and $19.00, the average trade price for the Common Stock on December 31, 2001.

               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES


                                                                         Number of
                                                                        securities              Value of
                                                                        underlying           unexercised in
                                                                        unexercised             the money
                                                                       options/SARs           options/SARs
                                                                      at fiscal year         at fiscal year
                                                                            end                    end
                                                                            (#)                    ($)
                                 Shares                            -----------------      --------------------
                               Acquired on         Value             Exercisable/              Exercisable/
          Name                 exercise(#)      Realized ($)         nexercisable             Unexercisable
          ----                 -----------      ------------       -----------------      --------------------
John J. Davis                    3,500              12,033         3,663       7,164        15,524     30,362
Anthony C. Weagley                   0                   -         7,584       2,144        51,404      8,959
Donald Bennetti                  1,300               4,210           629       1,932         2,666      8,188
William E. Arnold                    -                   -             -           -             -          -
Lori A. Wunder                       -                   -         1,320       1,322         5,594      5,603


Pension Plan

         The Bank maintains a defined benefit pension plan (the "Pension Plan") for the benefit of its eligible employees. Monthly normal retirement benefits are computed at the rate of 44% of final average earnings, reduced proportionately for the participant's credited benefit years less than 25. "Final average earnings" is the average monthly W-2 compensation which is paid to participants by the Bank during the last 60 calendar months of their credited benefit service (essentially equivalent to "Salary" in the Summary Compensation Table set forth above). The benefits shown are not subject to deduction for Social Security or other offset amounts.

         The following table sets forth the annual benefits which an eligible employee would receive under the Pension Plan upon retirement at age 65 based on the indicated assumptions as to average annual earnings and years of service. The table also reflects benefits under the Corporation's Supplemental Executive Retirement Plans, which became effective on January 1, 1995. The amounts shown reflect a 10 year certain and life annuity benefit rather than the joint and 50% survivor annuity benefit required by the Employee Retirement Income Security Act of 1974 as the normal form of benefit for a married employee. The number of benefit years for Mr. Davis is 24, the number of benefit years for Mr. Weagley is 16, the number of benefit years for Mr. Bennetti is 11, the number of benefit years for Mr. Arnold is 2 and the number of benefit years for Ms. Wunder is 11.



         Average Annual            10 Benefit Years   15 Benefit Years      20 Benefit Years      25 Benefit Years
    Earnings for 60 Consecutive
       Months to Retirement
           $  40,000                   $ 7,040             $10,560               $14,080               $17,600
              60,000                    10,560              15,840                21,120                26,400
              80,000                    14,080              21,120                28,160                35,200
             100,000                    17,600              26,400                35,200                44,000
             120,000                    21,120              31,680                42,240                52,800
             140,000                    24,640              36,690                49,280                61,600
             150,000                    26,400              39,600                52,800                66,000
             170,000*                   29,920              44,880                59,840                74,800


*  Maximum

Other Benefit Plans

         During 1994, the Corporation implemented certain new employee benefit plans, effective as of January 1, 1995, including two Supplemental Executive Retirement Plans ("SERPS"). The SERPS, as well as a trust arrangement entered into during 1997, are described below under the caption "Board Report on Executive Compensation."

Employment Agreements

         John J. Davis entered into an employment agreement with the Corporation and the Bank, dated as of August 1, 1992. Effective September 1, 1995, the employment agreement was amended and restated in its entirety. As amended, the employment agreement provides for Mr. Davis' employment as President and Chief Executive Officer of the Corporation and the Bank for an initial term that was completed in 2000, subject to renewal provisions that, in effect, assure Mr. Davis of at least three years' notice of termination in the absence of a "Change in Control Event" (as defined) and five years' notice of termination in connection with a Change in Control Event. Mr. Davis' salary rate currently is $300,000 per annum. In subsequent years, Mr. Davis is to receive his salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the Executive Compensation Committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreement also provides that Mr. Davis will receive benefits and perquisites appropriate to his position.

         Mr. Davis has the right under the employment agreement to resign with "Good Reason," which is defined in the agreement to include certain Change in Control Events which, in turn, are defined as the acquisition by a third party of a majority of the voting stock or substantially all of the assets of the Corporation or the Bank or a change in the composition of the Board of Directors such that a majority of the members of the Board as of the date of the agreement no longer serve on the Board. Upon termination for Good Reason, the employment agreement provides that Mr. Davis will be entitled to receive a severance allowance equal to his regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by Mr. Davis under the AIP, multiplied by the number of years remaining in the term of his employment agreement, benefits comparable to the benefits that Mr. Davis would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Davis would be entitled to comparable benefits if the Bank and the Corporation were to terminate his employment without cause.

         Anthony C. Weagley, Donald Bennetti, William E. Arnold and Lori A. Wunder have each entered into employment agreements with the Corporation and the Bank. Mr. Weagley's agreement provides for his employment as Senior Vice President and Cashier of the Bank and Vice President and Treasurer of the Corporation for an initial term that was completed on December 31, 1998, subject to renewal provisions that, in effect, assure Mr. Weagley of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Bennetti's agreement provides for his employment as a Senior Vice President of the Bank for an initial term that was completed on December 31, 1998, subject to renewal provisions that, in effect, assure Mr. Bennetti of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Arnold's agreement provides for his employment as a Senior Vice President of the Bank for an initial term that will be completed on December 31, 2004, subject to renewal provisions that, in effect, assure Mr. Arnold of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Ms. Wunder's agreement provides for her employment as a Senior Vice President of the Bank for an initial term that was completed on December 31, 2001, subject to renewal provisions that, in effect, assure Ms. Wunder of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Weagley's salary rate currently is $125,200 per annum, Mr. Bennetti's salary rate currently is $105,250 per annum, Mr. Arnold's salary rate currently is $105,000 per annum and Ms. Wunder's salary rate currently is $101,700 per annum. In subsequent years, Mr. Weagley, Mr. Bennetti, Mr. Arnold and Ms. Wunder are to receive their salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the Executive Compensation Committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreements also provide that such officers will receive certain benefits and perquisites appropriate to their positions.

         Mr. Weagley, Mr. Bennetti, Mr. Arnold and Ms. Wunder have the right under their employment agreements to resign with "Good Reason", which is defined in a manner similar to the definition in Mr. Davis' contract. Upon termination for Good Reason, the employment agreements provide that these officers will be entitled to receive a severance allowance equal to their regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by them under the AIP, multiplied by the number of years remaining in the term of their employment agreements, benefits comparable to the benefits that they would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Weagley, Mr. Bennetti, Mr. Arnold and Ms. Wunder would be entitled to comparable benefits if the Bank and the Corporation were to terminate their employment without cause.

         The employment agreements for the Named Officers contain "gross up" provisions which provide for additional compensation in the event that any benefits payable to them pursuant to their employment agreements are subject to certain excise taxes imposed by the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

         The Board of Directors did not maintain a Compensation Committee during 2001. Accordingly, compensation decisions were made by the entire Board of Directors. During 2001, the following individuals served on the Board for all or a portion of the year: Alexander A. Bol, Hugo Barth III, Robert L. Bischoff, Brenda Curtis, John J. Davis, Donald G. Kein, James J. Kennedy, Paul Lomakin, Jr., Herbert Schiller, Norman F. Schroeder and William A. Thompson.. Of the persons named, only Mr. Davis and Mr. Bol have served as an officer and/or employee of the Corporation or the Bank. Mr. Davis participates in Board determinations regarding compensation of all employees other than himself.

         Directors Hugo Barth III, Robert L. Bischoff, Alexander A. Bol, Brenda Curtis, John J. Davis, Donald G. Kein, James J. Kennedy, Paul Lomakin, Jr., Herbert Schiller, Norman F. Schroeder and William A. Thompson and certain of the Corporation's officers and their associates are and have been customers of the Bank and have had transactions with the Bank in the ordinary course of business during 2001. All such transactions with these directors and officers of the Corporation and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

         During 2001, a firm in which Director Norman F. Schroeder is a principal rendered building, construction and renovation services to the Bank in the normal course of business. The aggregate payments amounted to $623,335, a substantial portion of which related to payments for construction of the Corporation's new Morristown branch office. Such firm has rendered and will continue to render services to the Bank in 2002. The cost of such services was reasonable and comparable to the cost of obtaining similar services in the market place.

         During 2001, a partnership of which Director Donald G. Kein was a partner rendered legal services to the Corporation and/or the Bank in the normal course of business. The aggregate fees amounted to $50,608. Such firm has rendered and will continue to render legal services to the Corporation and/or the Bank in 2002. The cost of such services was reasonable and comparable to the cost of obtaining similar services elsewhere in the market place.

         During 2001, a firm in which Chairman of the Board Alexander A. Bol is a principal rendered architectural services to the Bank in the normal course of business. The aggregate fees amounted to $38,110. Such firm has rendered and will continue to render services to the Bank in 2002. The cost of such services was reasonable and comparable to the cost of obtaining similar services in the market place.

         For information regarding a trust arrangement entered into with respect to Mr. Davis, see the "Board Report on Executive Compensation" below.

Board Report on Executive Compensation

         Pursuant to rules adopted by the SEC to enhance disclosure of corporate policies regarding executive compensation, the Corporation has set forth below a report of its Board regarding compensation policies as they affect Mr. Davis and the other executive officers of the Corporation.

Overview

         The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Corporation's standard benefit package, consisting principally the Pension Plan and health insurance is supplemented in certain circumstances. The long-term benefit element has primarily been reflected in the grants of stock options to specific executive officers.

         The employment agreement entered into with John J. Davis has enabled the Board to tie annual compensation to Mr. Davis' and the Corporation's performance. Initially, the agreement provided for a base salary of $130,000 per annum. Base salary in subsequent years has been left to the discretion of the Board of Directors, subject to the restriction that base salary may not be reduced during the term of the agreement. In subsequent years, Mr. Davis' salary has been increased to $300,000 per year. Subject to contractual minimums in the case of those executives (such as Mr. Weagley, Mr. Bennetti, Mr. Arnold and Ms. Wunder) who have entered into employment agreements with the Corporation, the salary levels of the other executive officers are set annually by the Board of Directors, with a recommendation by Mr. Davis.

         The Board has concluded that it is important to provide Mr. Davis, Mr. Weagley, Mr. Bennetti, Mr. Arnold and Ms. Wunder and certain other executives with employment protections. Mr. Davis' employment agreement contains an "evergreen" clause which, in effect, assures him that he will receive three years notice of any decision to terminate his agreement. Mr. Weagley, Mr. Bennetti, Mr. Arnold and Ms. Wunder have contractual assurances that they will receive two years notice of any decision to terminate their employment agreements.

Specific Elements of Compensation

         The Board has sought to structure executive compensation as a "pay-for-performance" compensation policy. The elements of that policy are as follows:

                  (a) Salary. While consolidation within the banking industry has created a substantial supply of qualified executives, the Board believes that it is important for the Bank to retain a competitive salary structure. The Board maintains salary guidelines for the Bank's officers. In accordance with those guidelines, Mr. Davis' current salary of $300,000 was increased to that level in January 2002.

                  (b) Incentive Compensation. The AIP is designed to correlate compensation to performance in a manner designed to provide meaningful incentives for Bank officers in general. Under the terms of the AIP, Bank officers were eligible to receive incentive pay for performance in 2001. For Mr. Davis, performance goals relate solely to the performance of the Corporation. For all other participants, goals relate both to individual performance and the Corporation's performance.

                  (c) Benefit Plans. In addition to benefits provided under the Pension Plan and under standard medical insurance plans, the Corporation furnishes the following plan benefits to executive officers:

                           (i) 401(k). The Corporation has implemented a
company-wide 401(k) plan designed to provide an overall benefit to all full-time employees who are at least 21 years old and have at least one year of service. Under this Plan, the Corporation matches 50% of employee contributions up to 6% of gross compensation. The match for Mr. Davis during 2001 was $8,370.

                           (ii) SERPs. The Corporation has established two
Supplemental Executive Retirement Plans ("SERPs") designed to provide benefits lost to senior management as a result of federal legislation reducing and/or limiting retirement benefits available from the Corporation's Pension Plan and 401(k) plan. Costs to the Corporation for the replacement benefits are similar to the reduction in qualified retirement plan costs which otherwise would be provided by those plans but for the federal legislation. To date, Mr. Davis is the only employee designated for participation in the SERPs. To set aside funds to help meet its obligations under the SERPs, the Bank established a trust as of July 1, 1997 (the "Trust"). The Bank may contribute funds to the Trust from time to time. The Trust funds, which are subject to the claims of the Bank's creditors in certain circumstances, will be held in the Trust until paid to plan participants and their beneficiaries in accordance with the terms of the SERPs.

                           (iii) Split Dollar Life Insurance. The Board has
implemented a split dollar life insurance program for Mr. Davis and other senior bank officers under the age of 60. This plan is designed to reduce the costs to the Corporation of providing death benefit coverage to such officers, while providing enhanced benefits at retirement (projected to be 3.5 times salary less $50,000 remaining in a group term plan) and reduced income taxes to the participants on the coverage provided.

                  (d) Stock Options. From time to time, the Board has granted stock options to Mr. Davis and other executive officers. Such options have been granted at an exercise price equal to the then current market price of the Common Stock. The value of such options thus correlates directly with the market performance of the Common Stock. Information regarding the Named Officers options is presented elsewhere herein.

                  (e) Restricted Stock. The stock incentive plan adopted by the shareholders in 1999 authorized the grant of restricted stock awards. A restricted stock award typically enables a recipient to obtain the restricted shares, without payment of a cash exercise, upon the satisfaction of certain conditions. During 2001, the Board granted to Mr. Davis the right to receive 5,000 shares of restricted stock. Such restrictions have lapsed during 2002. In addition, during 2002, the Board awarded to Mr. Davis a special cash bonus of $45,000 intended to offset a portion of the taxes payable by Mr. Davis in connection with the grant of the restricted shares.

         The Board believes that an appropriate compensation program can help in achieving shareholder performance goals if its program reflects an appropriate balance between providing rewards to key employees while at the same time effectively controlling cash compensation costs. The Board believes that its compensation program is consistent with, and should help to achieve, those objectives.

By:      The Board of Directors

Hugo Barth III
Robert L. Bischoff
Alexander A. Bol
Brenda Curtis
John J. Davis
James J. Kennedy
Donald G. Kein
Paul Lomakin, Jr.
Herbert Schiller
Norman F. Schroeder
William A. Thompson


Audit Committee Matters

         Audit Committee Charter. The Audit Committee has adopted a charter which governs the operations of the Audit Committee. A copy of that charter was attached to the Proxy Statement distributed in connection with the 2001 Annual Meeting of Shareholders.

         Independence of Audit Committee Members. The Common Stock is listed on the Nasdaq National Market and the Corporation is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace rules.

         Audit Committee Report. In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001:

         (1) the Audit Committee reviewed and discussed the audited financial statements with the Corporation's management;

         (2) the Audit Committee discussed with the Corporation's independent auditors the matters required to be discussed by SAS 61;

         (3) the Audit Committee received and reviewed the written disclosures and the letter from the Corporation's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Corporation's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence; and

         (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2001 Annual Report on Form 10-K.

By:      The Audit Committee of the Board of Directors

Robert L. Bischoff
Hugo Barth, III
Alexander A. Bol
Brenda Curtis
James J. Kennedy
William A. Thompson


Accounting Fees and Other Accounting Matters

         Audit Fees. The Corporation was billed $62,000 for the audit of the Corporation's annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q filed during 2001.

         Financial Information Systems Design Implementation Fees. The Corporation did not incur any expenses for any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) rendered by the Corporation's principal accountant during the year ended December 31, 2001.

         All Other Fees. The Corporation was billed $17,500 for non-audit services (other than the non-audit services described above) rendered by the Corporation's principal accountant during the year ended December 31, 2000.

         Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Corporation's principal accountant.

         Of the time expended by the Corporation's principal accountant to audit the Corporation's financial statements for the year ended December 31, 2001, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

Stockholder Return Comparison

         Set forth below is a line graph presentation comparing the cumulative stockholder return on the Corporation's Common Stock, on a dividend reinvested basis, against the cumulative total returns of the Standard & Poor's 500 Stock Index and the Media General Industry Group Index-Middle-Atlantic Banks for the period from January 1, 1997 through December 31, 2001.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG CENTER BANCORP, INC.,
            S&P 500 INDEX AND THE MEDIA GENERAL INDUSTRY GROUP INDEX


                                                 Measurement Period - Fiscal Year Ending December 31,
                                  -------------------------------------------------------------------------------
                                   1996         1997           1998          1999            2000           2001
                                   ----         ----           ----          ----            ----           ----
Center Bancorp, Inc.              100.00       122.67         138.28        131.91          194.43         188.32

Media General Industry Group      100.00       163.09         179.52        142.05          160.76         165.78
Index - Regional Middle
Atlantic Banks

S&P 500 Index                     100.00       133.36         171.47        207.56          188.66         166.24


                    ASSUMES $100 INVESTED ON JANUARY 1, 1997
                           ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDED DECEMBER 31, 2001


             PROPOSED AMENDMENT TO THE CORPORATION'S CERTIFICATE OF
                   INCORPORATION TO AUTHORIZE PREFERRED STOCK

         The Corporation's Certificate of Incorporation currently authorizes the Corporation to issue up to 20,000,000 shares of Common Stock. The current Certificate of Incorporation does not provide for the issuance of preferred stock. The Board of Directors has adopted, subject to shareholder approval, an amendment to the Certificate of Incorporation to authorize the issuance of 5,000,000 shares of preferred stock. The Corporation has set forth in Appendix A hereto and incorporated herein by reference the complete text of the proposed amendment.

         As of February 15, 2002, of the 20,000,000 shares of Common Stock presently authorized, 3,972,710 shares were issued and outstanding and 445,674 shares were reserved for issuance under the Corporation's stock option plans.

         The Board of Directors believes that the proposed authorization of preferred stock is desirable to enhance the Corporation's flexibility to issue shares in connection with one or more of the following:

     o   Acquisitions;
     o   Strategic investments;
     o Financing transactions, such as private or public offerings of convertible securities; and
     o   Otherwise for corporate purposes that have not yet been identified.

         The Corporation currently has no authorized stock other than common stock. The preferred stock created in the proposed amendment, if approved, would be so-called "blank check" preferred stock, which means that the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, may be determined in the future by the Board of Directors without any further approval or action by the Corporation's shareholders.

         It is not possible to determine the actual effect of the preferred stock on the rights of the shareholders of the Corporation until the Board of Directors determines the rights of the holders of a series of preferred stock. Such effects might include:

     o   Restrictions on the payment of dividends to holders of common stock;

     o Dilution of voting power to the extent that holders of preferred stock are given voting rights;

     o Dilution of equity interest and voting power if the preferred stock is convertible into common stock; and

     o Restrictions upon any distribution of assets to the holders of common stock upon liquidation or dissolution, and restrictions upon the amounts of merger consideration payable to the holders of common stock upon a merger or acquisition of the Corporation, until the satisfaction of any liquidation preference granted to the holders of preferred stock.

Furthermore, any particular issuance or series of preferred stock could, depending on the terms, make it more difficult or discourage any attempt to obtain control of the Corporation by means of a merger, tender offer, proxy contest or other means.

         If the proposed amendment to the Corporation's Certificate of Incorporation is adopted, the authorized shares of preferred stock may be issued upon the approval of the Board of Directors at such times, in such amounts, and upon such terms as the Board of Directors may determine, without further approval of the shareholders unless such approval is expressly required by applicable law, regulatory agencies, or the Nasdaq Stock Market (or any other exchange or quotation service on which the Common Stock may then be listed). Further, the Corporation's shareholders will have no preemptive rights to purchase additional shares. The Corporation's shareholders do not currently have preemptive rights.

         The proposal to adopt the proposed amendment to the Corporation's Certificate of Incorporation will require the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders represented and entitled to vote at the Annual Meeting. If the proposal is adopted, it will become effective upon the filing of the amendment with the State of New Jersey, which the Corporation intends to effect promptly after completion of the Annual Meeting.

The Board of Directors recommends that the shareholders vote "FOR" approval and adoption of the proposed amendment to the Corporation's Certificate of Incorporation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation and the Bank have appointed KPMG as their independent auditors to perform the function of independent public auditors for fiscal year 2002.

         Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions of shareholders. Such representatives will have an opportunity to make a statement at the Annual Meeting if they so desire.

                              SHAREHOLDER PROPOSALS

         SEC regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 2003 must be submitted to the Corporation on or before November 15, 2002 and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting. If a shareholder notifies the Corporation after January 29, 2003 of an intent to present a proposal at the Corporation's Annual Meeting of Shareholders to be held in 2003, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials.

                                  OTHER MATTERS

         The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, but if any other matters properly come before the Annual Meeting, or any adjournments thereof, the holder of any proxy is authorized to vote thereon at his or her discretion.

         A copy of the Annual Report of the Corporation and the Bank for the year ended December 31, 2001 is being mailed to shareholders with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WHEN AVAILABLE, WITHOUT CHARGE TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST FOR THE SAME TO ANTHONY C. WEAGLEY, VICE PRESIDENT AND TREASURER, CENTER BANCORP, INC., 2455 MORRIS AVENUE, UNION, NEW JERSEY 07083.

                                  By Order of the Board of Directors

                                  John J. Davis
                                  President and Chief Executive Officer

Dated:  March 15, 2002

                                   APPENDIX A

         It is proposed that the Fourth Article of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

         Fourth: Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is Twenty Five Million (25,000,000) shares, of which Twenty Million (20,000,000) shares are designated as Common Stock, no par value ("Common Stock"), and Five Million (5,000,000) shares are designated as Preferred Stock, no par value ("Preferred Stock"). The board of directors is authorized to issue the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have voting powers (if any), conversion rights (if any), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors and stated and expressed in a resolution or resolutions thereof providing for the issuance of such Preferred Stock. Shares of the authorized capital stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having preferences or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation. In furtherance of the immediately preceding sentence:

         1. General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges. The voting, dividend, liquidation and other rights of the holders of the Common Stock are subject to, and qualified by, the rights of the holders of the Preferred Stock, if any.

         2. Voting. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, except as otherwise required by law. Except as provided by law or this Certificate of Incorporation, holders of Common Stock shall vote together with the holders of Preferred Stock as a single class on all matters. There shall be no cumulative voting.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in its sole discretion, subject to provisions of law, the provisions of this Certificate of Incorporation, and the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

         4. Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled, subject to the rights and preferences, if any, of any holders of shares of Preferred Stock authorized and issued hereunder, to share, ratably in proportion to the number of shares of Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders.

                              CENTER BANCORP, INC.

                    Proxy For Annual Meeting of Shareholders

         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Center Bancorp, Inc., Union, New Jersey, do hereby constitute and appoint William E. Arnold, John F. McGowan and Lori A. Wunder, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all of the common stock of said corporation standing in my name on its books on February 28, 2002, at the annual meeting of shareholders to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey 07083 on April 16, 2002 at 10:00 o'clock a.m. or at any adjournments thereof, with all powers the undersigned would possess if personally present, as shown on the reverse side.

                               (See Reverse Side)

      Please date, sign and mail your proxy card back as soon as possible!

                 Annual Meeting of Shareholders - April 16, 2002

                              CENTER BANCORP, INC.

/ / Please mark your votes as in this example.

This proxy is being solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

                                       Grant Authority       Withhold Authority
                                        for all nominees     for all nominees
                                              / /                    / /

1.  Election of Directors for three year terms ending
in 2005      Nominees:
                  Robert L. Bischoff
                  Paul Lomakin, Jr.
                  Herbert Schiller
                  James J. Kennedy

Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

---------------------------------

2. Adoption of proposed amendment to the Corporation's Certificate of
Incorporation:

                       FOR          AGAINST           ABSTAIN
                     -------        -------           -------

3. Other Business - Whatever other business may be brought before the meeting or any adjournment thereof.

         If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. Unless otherwise specified, execution of this proxy will confer authority to the persons named herein as proxies to vote shares in favor of the Board's nominees for directors and in favor of the proposed amendment to the Corporation's Certificate of Incorporation. Important: To assure your representation at the meeting, please date, sign and mail this proxy promptly in the envelope provided. Note: When signed as attorney, executor, administrator, trustee or guardian, please give full titles. If more than one trustee, all should sign. All joint owners must sign.


Signature: _______________  Signature:___________________   Dated: ______, 2002